UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2007
Date of Report (Date of earliest event reported)

Reed’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32501	95-4348325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices)
(Zip Code)

(310) 217-9400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

From May 25, 2007 through June 2, 2007, Reed’s, Inc. closed, on a private placement to accredited investors only, on subscriptions for the sale of approximately 778,500 shares of common stock and warrants to purchase up to approximately 389,250 shares of common stock. The Company sold the shares at a purchase price of $6.00 per share, resulting in aggregate gross proceeds of approximately $4,671,000. The warrants issued in the private placement have a five-year term and an exercise price of $7.50 per share. The Company has agreed to file a registration statement to cover the shares issued in the private placement and issuable upon exercise of the warrants.

The Company has agreed to pay cash commissions to the placement agent for the private placement in amount equal to 10% of the gross proceeds of the private placement and to issue warrants to the placement agent to purchase a number of shares equal to 10% of the shares sold in the private placement, excluding shares issuable upon exercise of any the warrants issued in the private placement.

The Company believes the securities were issued in reliance from exemptions from registration pursuant to Section 4(2) or Regulation D under the Securities Act.

On June 2, 2007, Reed’s, Inc. issued a press release regarding the sale of securities in the private placement. A copy of the press release is attached as Exhibit 99.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 99 Press release dated June 2, 2007, issued by Reed’s, Inc. regarding private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REED’S, INC.

Dated: June 4, 2007	By:	/s/ Christopher J. Reed
Christopher J. Reed Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated June 2, 2007, issued by Reed’s, Inc. regarding private placement.